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                                                                     EXHIBIT 4.2

                          CARDIAC PATHWAYS CORPORATION
                         REGISTRATION RIGHTS AGREEMENT

     This Agreement is made as of May 20, 1999 by and between Cardiac Pathways Corporation, a Delaware corporation (the "COMPANY"), and the persons and entities listed on the Schedule of Holders attached hereto as Schedule 1 (the "HOLDERS").

     WHEREAS, pursuant to a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") of even date herewith between the Company, and the Holders, the Company is selling up to 40,000 shares of Series B Convertible Preferred Stock convertible into shares of the Company's Common Stock, as set forth in the Stock Purchase Agreement (the "SHARES") to the Holders for the aggregate consideration of between $25,000,000 and $40,000,000; and

     WHEREAS, to induce the Holders to enter into the Stock Purchase Agreement, the Company has agreed to provide the Holders with certain registration rights with respect to the Shares pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth in this Agreement, the Company and the Holders agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) Business Day. Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

          (b) Exchange Act. The Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC promulgated thereunder.

          (c) Losses. See Section 5(a) hereof.

          (d) Prospectus. The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, including, without limitation, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus. Such Prospectus and any amendments or supplements shall comply with the Securities Act.

          (e) Register. The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the SEC.

          (f) Registrable Securities. The Shares or other securities issued or issuable with respect to the Shares as a result of any conversion, stock split, stock dividend, recapitalization, exchange, combination, merger, consolidation, distribution or similar event.

          (g) Registration Expenses. See Section 4 hereof.

          (h) Registration Statement. Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement. Such Registration Statement and any amendments or supplements thereto shall comply with the Securities Act.

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          (i) Rule 144. Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          (j) SEC. The Securities and Exchange Commission.

          (k) Securities Act. The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

          (l) Special Counsel. Cooley Godward LLP or such other successor counsel as shall be specified by the BankAmerica Ventures on behalf of the Holders as special counsel to the Holders, the fees and expenses of which will be paid by the Company pursuant to Section 4 hereof.

     2. Registration.

     (a) Demand Registration.

          (i) Request from Holders. If the Company shall receive at any time after May 31, 2000 a written request from the Holders of forty five percent (45%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding and having an aggregate offering price, net of underwriting discounts and commissions, of at least $7,500,000, then the Company shall:

             (1) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

             (2) effect as soon as practicable, and in any event within sixty
        (60) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsections 2(a)(ii), 2(a)(iii) and 2(a(iv), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 9(d).

          (ii) Underwriting. If the Holders initiating the registration request hereunder ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 2(a)(i) and the Company shall include such information in the written notice referred to in subsection 2(a)(i)(1). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2(a), if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders electing to include shares in the offering, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that for purposes of making any such reduction, each Holder which is an LLC or a partnership, together with the affiliates, partners and retired partners of such Holder, the estates and family members of any such partners and retired partners and their spouses, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single Holder of Registrable Securities and any pro-rata reduction with respect to such Holder shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such Holder, as defined in this proviso (and the aggregate amount so allocated to such Holder shall be allocated among the entities and individuals included in such Holder in such manner as such LLC or partnership shall

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     reasonably determined. No Registrable Securities shall be excluded from the underwriting until all other securities proposed to be included by the Company and its stockholder have been excluded.

          If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may permit. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation then imposed by the underwriters), then the Company shall offer to all Holders, if any, whose shares have been excluded from the registration by the terms of the preceding paragraph, the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 2(a) up to the limitation then imposed by the underwriters.

          (iii) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this
     Section 2(a), a certificate from the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          (iv) Exceptions. In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
     Section 2(a):

             (1) After the Company has effected two registrations pursuant to this Section 2(a) and such registrations have been declared or ordered effective;

             (2) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 2(b) hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to be effective; or

             (3) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2(c) below.

     (b) Company Registration.

          (i) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (i) a registration relating solely to employee benefit plans, (ii) a registration statement on Form S-4 relating to a merger or acquisition by or of the Company or (iii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

             (1) promptly give to each Holder written notice thereof; and

             (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved in such registration, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder, but only to the extent that such inclusion will not diminish the number of securities included by the Company or by holders of the Company's securities who have demanded such registration.

          (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice

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     given pursuant to Section 2(b)(i). In such event, the right of any Holder to registration pursuant to Section 2(b) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). Notwithstanding any other provision of this
     Section 2(b), if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting will be allocated, first, to the Company; and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities held by each such Holder; provided, however, that a minimum of twenty five percent (25%) of the shares to be underwritten will be allocated to the Holders requesting inclusion in such offering, on a pro rata basis and provided further, that in the event of such limitation, no third party other than a Holder invoking the right to register shares under this
     Section 2(b) shall be entitled to sell shares in such offering. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. For purposes of making any pro rata reduction pursuant to the preceding sentence, each Holder which is an LLC or a partnership together with the affiliates, partners and retired partners of such Holder of Registrable Securities and any pro-rata reduction with respect to such Holder shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such Holder, as defined in this sentence (and the aggregate amount so allocated to such Holder shall be allocated among the entities and individuals included in such Holder in such manner as such partnership shall reasonably determine).

          The Company shall advise all Holders and other holders distributing their securities through such underwriting of any such limitation, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and such other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and such other holders at the time of filing the registration statement. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation then imposed by the underwriters), then the Company shall offer to all Holders, if any, whose shares have been excluded from the registration by the terms of the preceding paragraph, the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 2(b)(ii) up to the limitation then imposed by the underwriters.

          (iii) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
     Section 2(b) prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

          (iv) Other Registration Rights. No Stockholder of the Company shall be granted rights to participate in a Company registration that would reduce the number of shares permitted to be included by the Holders of Registrable Securities in such registration without the consent of holders of at least sixty six and two thirds percent (66 2/3%) of the Registrable Securities.

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     (c) Form S-3 Registration. If the Company shall receive at any time after
May 31, 2000 a written request or requests from the Holders of forty five percent (45%) of the Registrable Securities then outstanding that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2(c): (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2,000,000; (3) if the Company shall furnish to the Holders a certificate stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2(c); provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve
     (12) month period preceding the date of such request, already effected one
     (1) registration on Form S-3 for the Holders pursuant to this Section 2(c); or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     (d) "Market Stand-Off" Agreement. Each Holder of more than one percent (1%) of the Company's outstanding securities hereby agrees that, during the period of duration (not to exceed ninety (90) days) specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company's securities filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except common stock included in such registration; provided, however, that all officers, directors and employees of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     3. Registration Procedures. In connection with the Company's registration obligations under Section 2 hereof, the Company shall effect such registrations to permit the sale of the Registrable Securities in accordance with the intended method or methods of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:

          (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing any such Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file) the

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     Company shall furnish to the Special Counsel copies of all such documents proposed to be filed, which documents will be subject to the review of the Special Counsel.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2; cause the related Prospectus to be timely supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

          (c) Notify the Holders and the Special Counsel promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

          (e) Subject to the last paragraph of this Section 3, if reasonably requested by the Holders (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Holders agrees should be included therein as required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement consistent with clause (i) or (ii) above; provided, that the Company shall not be required to take any actions under this Section 3(e) that are not, in the opinion of counsel for the Company, necessary or advisable to comply with applicable law.

          (f) Furnish to the Holders and the Special Counsel, without charge, at least one conformed copy of the Registration Statement or Registration Statements and any post-effective amendment thereto, including financial statements, but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing by the Holders or Special Counsel).

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          (g) Promptly deliver to the Holders and the Special Counsel, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by the Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the Holders and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holders reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

          (i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of a Holder, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the Holders or to consummate the disposition of such Registrable Securities.

          (j) Upon the occurrence of any event contemplated by Section 3(c)(v) or 3(c)(vi) above, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Notwithstanding anything in this Agreement to the contrary, a Holder shall not be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto unless such Holder (A) has at such time a current intent to sell such Registrable Securities, and confirms such intent in writing, and (B) has furnished the Company promptly after the Company's request, such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. The Company may refrain from filing a registration for any Holder's Registrable Securities if it does not furnish such information provided above. Each of the Holders agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by Holders not misleading with respect to such Holder.

          The Holders agree by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of (A) the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi) hereof or (B) that, in the reasonable judgment of the Company, it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments, public filings with the SEC or similar events, the Holders will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until the Holders' receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are

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     incorporated or deemed to be incorporated by reference in such Prospectus.
     The Company shall use its reasonable efforts to insure that the use of the Prospectus may be resumed as soon as practicable.

          (l) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the Holders participating in the offering, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the Holder participating in the offering.

     4. Registration Expenses. All fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal securities or Blue Sky laws, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) fees and disbursements of counsel for the Company and the Special Counsel, and (iv) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 4, the Holders shall pay all registration expenses to the extent that the Company is prohibited by applicable Blue Sky laws from paying for or on behalf of the Holders.

     All underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Registrable Securities if any, shall be paid by the Holders.

     5. Indemnification.

     (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, BankAmerica Ventures ("BAV") each of its officers, directors, partners and members and each selling Holder and each person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) from and against all losses, liabilities, claims, damages and expenses (including but not limited to reasonable attorney fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (collectively, "LOSSES"), arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by BAV or any Holder expressly for use therein; provided, that the Company shall not be liable to BAV or any Holder (or any person controlling any of the Holders) to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any prospectus if either (A) (i) BAV or any of the Holders failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by the Holders of a Registrable Security to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B) (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, the Holders thereafter fail to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such Losses arise. The Company shall also indemnify each underwriter and each person who controls such person (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange
Act) to the same extent as provided above with respect to the indemnification of the Holder.

     (b) Indemnification by Holder. In connection with any Registration Statement in which the Holders are participating, BAV or the Holders shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and each Holder agrees to indemnify, to the fullest extent permitted by law, the Company, its directors and officers and each other person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against all Losses in each case arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by BAV or the Holders to the Company expressly for use in such Registration Statement, Prospectus or preliminary prospectus. In no event shall the liability of BAV or any of the Holders hereunder exceed the net proceeds received from sales of its Registrable Securities. The Company shall be entitled to receive indemnities from underwriters participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons expressly for use in any Prospectus or Registration Statement.

     (c) Conduct of Indemnification Proceedings. If any person shall be entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the "INDEMNIFYING PARTY") of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, that the failure to so notify the Indemnifying Party shall not relieve the Indemnified Party from any obligation or liability except to the extent that the Indemnified Party has been prejudiced materially by such failure. All such fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the Indemnified Party on a quarterly basis following written notice thereof to the Indemnified Party (notwithstanding the absence of judicial determination as to the propriety and enforceability of the Indemnified Party's obligation to reimburse the Indemnified Party for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction). In case any such action is brought against an Indemnified Party, the Indemnified Party shall be entitled to participate therein and it may elect by written notice delivered to the Indemnified Party within a reasonable period of time after receiving the aforesaid notice from such Indemnified Party, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant for plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) Contribution. If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party under Section 5(a) or 5(b) hereof in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then each applicable Indemnified Party, in lieu of indemnifying such Indemnified Party, shall, jointly and severally, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnified Party or indemnifying parties, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnified Party or indemnifying parties, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnified Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable legal or other reasonable fees or expenses incurred by such party in connection with any proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding this Section 5(d), if any of the Holders are the Indemnifying Party, such Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The indemnity, contribution and expense reimbursement obligations of the Company hereunder shall be in addition to any liability the Company may otherwise have hereunder or otherwise. The provisions of this Section 5 shall survive so long as Registrable Securities remain outstanding, notwithstanding any termination of this Agreement.

     6. Rule 144 Information Requirements. For so long as any Registrable Securities are "restricted securities" under Rule 144, the Company agrees to timely file the reports required to be filed by it under the Securities Act and the Exchange Act.

     7. Sale without Registration. The Holders agree to comply in all respects with the provisions of this Section 7 so long as each certificate representing the Shares is required to bear the legend in substantially the form set forth in the Stock Purchase Agreement among the Holders and the Company (or any similar legend). Prior to any proposed transfer of any Registrable Securities by the Holders which shall not be registered under the Securities Act, the Holders shall give written notice to the Company of its intention to effect such transfer, accompanied by: (a) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (b) at the expense of such Holder or such Holder's transferee, an unqualified written opinion of legal counsel, satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under the Securities Act; provided that nothing contained in this Section 7 shall relieve the Company from complying with its obligations pursuant to Section 2 of this Agreement.

     8. Transfer of Rights. The rights granted to the Holders under Section 2 hereof may be assigned to any transferee or assignee who is (a) a subsidiary, parent, LLC, general partner, limited partner, retired partner, member or retired member of a Holder, (b) a Holder's ancestors, descendants or spouse or to trusts for the benefit of such persons or such Holder or (c) a client, employee or member of BAV, provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) the Company is given written notice of any such transfer five (5) Business Days prior to the date of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and (iii) the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company and provided further that the transferee or assignee of such rights assumes in writing in a form reasonably acceptable to the Company the obligations of the Holders under this Agreement. Notwithstanding the above, BAV shall be permitted to transfer or assign its rights to Bank of America Ventures, L.P. without the requirements set forth in Section 8.

     9. Miscellaneous.

     (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, the Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

     (b) No Conflicting Agreements. The Company has not, as of the date hereof, and shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities which materially conflicts with the rights granted to the Holders in this Agreement.

     (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a majority of the Holders.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

          (i) if to the Holders, c/o BankAmerica Ventures, 950 Tower Lane, Suite 700, Foster City, California 94404, Attention: Mark Brooks and Robert S. Fore, or to such other address as a Holder may hereafter furnish to the Company in writing in accordance herewith, with a copy to Julia Davidson, Cooley Godward LLP, Five Palo Alto Square, Palo Alto, CA 94306-2155.

          (ii) if to the Company, to Cardiac Pathways Corporation, 995 Benecia Avenue, Sunnyvale, California 94086, Attention: G. Michael Latta, Chief Financial Officer, or to such other address as the Company may hereafter furnish to BAV in writing in accordance herewith, with a copy to Chris F. Fennell, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050.

     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

     (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Shares. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Shares. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

     (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     (l) Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

     (m) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the earlier of (i) May 20, 2004, or (ii) or when all of the Registrable Securities have been sold or cease to be Registrable Securities.

     (n) Actions by the Holders. Any action to be taken by the Holders pursuant to the Agreement may be taken by the Holders of a majority of the Registrable Securities.

     The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

                                          "COMPANY"

                                          CARDIAC PATHWAYS CORPORATION

                                          By:
                                             /s/ WILLIAM N. STARLING
                                            ------------------------------------
                                          William N. Starling
                                          President and Chief Executive Officer

                                          "HOLDERS"

                                          BANKAMERICA VENTURES

                                          By:
                                             /s/ ANCHIE Y. KUO
                                            ------------------------------------
                                          Title:
                                                President and Managing Director
                                             -----------------------------------

                                          MORGAN STANLEY VENTURE PARTNERS III,
                                          L.P.

                                          By: Morgan Stanley Venture Partners
                                              III, L.L.C.
                                            its General Partner
                                          By: Morgan Stanley Venture Capital
                                              III, Inc.,
                                            its Institutional Managing Member
                                          By:
                                             /s/ FAZLE HUSAIN
                                            ------------------------------------
                                          Name: Fazle Husain
                                          Title: General Partner
                                          Address: 1221 Avenue of the Americas
                                               New York, New York 10020
                                          Fax:     (212) 762-8424

                                          MORGAN STANLEY VENTURE INVESTORS III,
                                          L.P.

                                          By: Morgan Stanley Venture Partners
                                              III, L.L.C.
                                            its General Partner
                                          By: Morgan Stanley Venture Capital
                                              III, Inc.,
                                            its Institutional Managing Member
                                          By:
                                             /s/ FAZLE HUSAIN
                                            ------------------------------------
                                          Name: Fazle Husain
                                          Title: General Partner
                                          Address: 1221 Avenue of the Americas
                                               New York, New York 10020
                                          Fax:     (212) 762-8424

                                          MORGAN STANLEY VENTURE PARTNERS
                                          ENTREPRENEUR FUND, L.P.

                                          By: Morgan Stanley Venture Partners
                                              III, L.L.C.
                                            its General Partner
                                          By: Morgan Stanley Venture Capital
                                              III, Inc.,
                                            its Institutional Managing Member
                                          By:
                                             /s/ FAZLE HUSAIN
                                            ------------------------------------
                                          Name: Fazle Husain
                                          Title: General Partner
                                          Address: 1221 Avenue of the Americas
                                               New York, New York 10020
                                          Fax:     (212) 762-8424

                                          VAN WAGONER CAPITAL MANAGEMENT

                                          By:
                                             /s/ GARRETT R. VAN WAGONER
                                            ------------------------------------
                                          Name: Garrett R. Van Wagoner
                                          Title: President
                                          Address: 345 California Street
                                                   San Francisco, CA
                                          Fax:     (415) 835-5050

                                          STATE OF WISCONSIN INVESTMENT BOARD

                                          By:
                                             /s/ JOHN F. NELSON
                                            ------------------------------------
                                          Name: John Nelson
                                          Title: Investment Director
                                          Address:
                                          Fax:

                                          /s/ THOMAS FOGARTY
                                          --------------------------------------
                                          THOMAS FOGARTY

                                   SCHEDULE 1

                              SCHEDULE OF HOLDERS

                                                                                     NUMBER OF SHARES
                                                                                      OF REGISTRABLE
              HOLDER AND BENEFICIAL OWNER                NOMINEE AND RECORD HOLDER      SECURITIES
              ---------------------------                -------------------------   ----------------
BankAmerica Ventures...................................                                    10,000
Morgan Stanley Venture Partners III, L.P...............                                     8,773
Morgan Stanley Venture Investors III, L.P..............                                       842
Morgan Stanley Venture Partners Entrepreneurs Fund,
  L.P. ................................................                                       385
Van Wagoner Capital Management.........................                                     5,000
State of Wisconsin Investment Board....................                                     6,000
Thomas Fogarty.........................................                                       500